 Exhibit 99.906 CERT

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Name of Issuer: The Oberweis Funds

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: March 6, 2026	/s/ James W. Oberweis
James W. Oberweis
President (Principal Executive Officer)

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Name of Issuer:  The Oberweis Funds

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: March 6, 2026	/s/ Eric V. Hannemann
Eric V. Hannemann
Treasurer (Principal Financial Officer)